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November 10, 1997



Joseph C. Klein, Ph.D.                 VIA FACSIMILE:  914-462-2709
14 Brooklands Farm Rd.
Poughkeepsie, New York 12601

Dear Joe:

This letter covers the various items we have discussed over the past number of days.

I am extremely pleased to offer you a position with Tanisys Technology, Inc. to join us as quickly as possible, preferably this month. This is an exciting time in Tanisys' history and future which I hope you will participate in as enthusiastically as we are here in Austin.

POSITION AND TITLE:     Vice President Engineering, reporting to CEO
                        & President, Chuck Comiso

BASE SALARY:            $120,000 annually ($10,000 per month)

                        At this time, the Company does NOT have a bonus program for the reasons we discussed. I have communicated to you my proposal to the Board of Directors, driven by the Company's positive position on cash flow and profitability.

STOCK OPTIONS:          Upon acceptance by you, I will recommend, for approval
                        by the Board, a seven-year stock option grant for 100,000 shares of Tanisys Technology, Inc. incentive stock options which will vest at the rate of 25% each anniversary date of the grant (fully vested after four
                        (4) years, with up to seven (7) years from grant date to exercise). Price to be Market Share price on date of grant by the Board.

ADDITIONAL              As further incentive, you will be recommended for an
INCENTIVE               additional grant of 50,000 shares upon the Company's
STOCK                   quarterly performance of profitability, plus customer
                        shipments of Tanisys' Sigma III

OPTIONS:                Tester System, both occurring in the same quarter.
                        These options will be at Market Share price on the date of grant and vest 25% per year from that date, with seven (7) years to exercise.

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Joseph C. Klein
Page 2


COMPANY BENEFITS:       You will participate in the Company's standard medical,
                        dental, 401(k) and vacation plans.

RELOCATION AND          The Company will reimburse you for up to $12,000 in
TRAVEL EXPENSE:         relocation expense.  Any business trip related travel
                        that could assist in relocation will be covered by Tanisys.

PLANNED VACATION:       You presently have a planned vacation trip to Colorado
                        scheduled for November 24-30, 1997, which Tanisys agrees you should take.

SEVERANCE:              You will be given a severance package of half a year's
                        salary which will be reduced by 50% at the first anniversary date of your joining Tanisys, and reducing to zero at the end of two (2) years.

Joe, I am anxious for you to join the Company. Please let me know your decision as soon as possible.

Sincerely,

/s/ Charles T. Comiso

Charles T. Comiso
Chief Executive Officer and President

/lar